UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      September 3, 2015

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File Number: 001-10212

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 3, 2015, the Board of Directors ("Board") of Anixter International Inc. (the "Company") appointed Valarie L. Sheppard to the Board of Directors, effective September 3, 2015.
The compensation of Ms. Sheppard will be consistent with that provided to all Company non-employee directors, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 23, 2015. There are no transactions or relationships between the Company and Ms. Sheppard required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, the Board has determined that Ms. Sheppard is independent pursuant to the independence tests under Section 303A.02 of the New York Stock Exchange Listed Company Manual, based on evaluations conducted in accordance with Section 303A.02. Ms. Sheppard will join the Audit, Compensation and Nominating and Governance Committees.
The press release announcing the appointment of Ms. Sheppard to the Company's Board of Directors is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 8, 2015 of Anixter International Inc., announcing the appointment of Valarie L. Sheppard to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

September 8, 2015	By: /s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 8, 2015 of Anixter International Inc., announcing the appointment of Valarie L. Sheppard to the Board of Directors.